To The Shareholders and Board of Directors of
Steward Funds, Inc. and
Capstone Series Fund, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

In planning and performing our audit of
the financial statements of the Steward
Funds, Inc., consisting of the Steward
Domestic All-Cap Equity Fund, the Steward
Select Bond Fund, the Steward Multi-Manager
Equity Fund, the Steward International
Equity Fund and the Steward Short-Term
Select Bond Fund, and the Capstone Series
Fund, Inc., consisting of the Steward
Small-Cap Equity Fund (collectively
referred to as the Funds), as of and
for the year ended April 30, 2007, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States),  we considered
the Funds internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projection of any evaluation of
effectiveness to future periods is subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the funds annual or interim financial statements that is more than inconsequential will not be prevented or detected.
A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of April 30, 2007.

This report is intended solely for the
information and use of management and the Board of Directors of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Cohen Fund Audit Services, Ltd.
Westlake, Ohio
June 25, 2007